Rachlin Cohen & Holtz, LLP
Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We herby consent to the use in this Registration Statement on Form S-8 of our report dated February 9, 2001, which report contained a modification with respect to going concern, relating to the consolidated financial statements of Cyberfast Systems, Inc. and Subsidiaries appearing in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ Rachlin Cohen & Holtz, LLP
Rachlin Cohen & Holtz, LLP

Fort Lauderdale, Florida
March 29, 2002